UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2026

TECHTARGET, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42428	99-2218610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Grove Street
Newton, Massachusetts		02466
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 431-9200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	TTGT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Bill Morelli

On October 28, 2026, Bill Morelli, President and General Manager, Intelligence & Advisory, of TechTarget, Inc. (the “Company”), notified the Company of his decision to resign for personal reasons.

Mr. Morelli’s employment arrangements provide for a six-month notice period ending April 28, 2027. Mr. Morelli and the Company anticipate that his resignation will be effective December 31, 2026, or such other date as Mr. Morelli and the Company may mutually agree through the notice period. Mr. Morelli will continue in his current role through his resignation date to support an orderly transition of his responsibilities. If his resignation is effective before April 28, 2027, the Company may elect to pay Mr. Morelli in lieu of the remainder of his notice period. Any notice pay, including any payment in lieu of notice, will be made in accordance with his existing employment arrangements, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2026.

Mr. Morelli’s decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, financial statements, policies or practices.

The Company thanks Mr. Morelli for his leadership of the Intelligence & Advisory business, during which Omdia was recognized as Analyst Firm of the Year by the Institute of Influencer & Analyst Relations in 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechTarget, Inc.

Date:	October 30, 2026	By:	/s/ Daniel T. Noreck
Daniel T. Noreck Chief Financial Officer and Treasurer